Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-156474, 333-153591 and 333-147295) and Form S-8 (Nos. 333-150983, 333-134180 and 333-132491) of Midwest Banc Holdings, Inc. of our report dated March 30, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
March 30, 2010